Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Apptigo, Inc.

We have audited the accompanying balance sheets of Apptigo, Inc. (A Development Stage Company) as of December 31, 2013 and 2012, and the related statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2013 and for the period from October 31, 2012 (Inception) through December 31, 2012. These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Apptigo, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the year ended December 31, 2013 and for the period from October 31, 2012 (Inception) through December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 1 to the financial statements, the entity has suffered recurring losses from operations and has a net loss from operation that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ L.L. Bradford & Company, LLC

Las Vegas, NV

April 16, 2014

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Apptigo, Inc.

(A Development Stage Company)

Balance Sheets

	December 31	December 31
Assets	2013	2012
Current assets
Cash	$938	$–
Total current assets	938	–
Application design	92,500	20,000
Total assets	$93,438	$20,000

Liabilities and Stockholders' Equity
Convertible promissory note	$62,833	$–
Total current liabilities	62,833	–
Stockholders' equity

Common stock, $0.01 par value; 75,000 authorized; 75,000 shares issued and outstanding as of December 31, 2013 and 2012, respectively	750	750
Series A preferred stock payable	60,000	20,000
Accumulated deficit	(30,145)	(750)
Total stockholders' equity	30,605	20,000
Total liability and stockholders' equity	$93,438	$20,000

The accompanying notes are an integral part of these financial statements.

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(A Development Stage Company)

Statements of Operations

	From		From
	Inception		Inception
	For the	October 31,	October 31,
	year	2012	2012
	ended	through	through
	December 31	December 31	December 31
	2013	2012	2013
Revenue	$–	$–	$–
Operating expenses
Selling, general and administrative expenses	2,703	750	3,453
Professional fees - related party	23,859	–	23,859
Total operating expenses	26,562	750	27,312

Other income/expense
Interest expense	2,833	–	2,833
Total other income/expense	2,833	–	2,833

Loss before income tax	(29,395)	(750)	(30,145)
Provision for income tax	–	–	–
Net Loss	$(29,395)	$(750)	$(30,145)

Basic loss per common share	$(0.39)	$(0.01)	$(0.40)
Basic weighted average common shares outstanding	75,000	75,000	75,000

The accompanying notes are an integral part of these financial statements.

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Apptigo, Inc.

(A Development Stage Company)

Statement of Stockholders' Equity

	Common	Common	Series A Preferred
	Stock	Par	Stock	Accumulated
	Shares	Amount	Payable	Deficit	Total
Beginning Balance October 31, 2012 (Inception)	–	$–	$–	$–	$–

Sale of common stock	75,000	750	–	–	750

Preferred stock payable	–	–	20,000	–	20,000

Net loss	–	–	–	(750)	(750)
Ending Balance- December 31, 2012	75,000	$750	$20,000	$(750)	$20,000

Preferred stock payable	–	–	40,000	–	40,000

Net Loss	–	–	–	(29,395)	(29,395)
Ending Balance December 31, 2013	75,000	$750	$60,000	$(30,145)	$30,605

The accompanying notes are an integral part of these financial statements.

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Apptigo, Inc.

(A Development Stage Company)

Statements of Cash Flows

		From	From
		Inception	Inception
	For the	October 31,	October 31,
	year	2012	2012
	ended	through	through
	December 31	December 31	December 31
	2013	2012	2013
Cash flows from operating activities
Net loss	$(29,395)	$(750)	$(30,145)
Adjustments to reconcile net loss to net cash used in operating activities
Accrued interest expense	2,833	–	2,833

Net cash used in operating activities	(26,562)	(750)	(27,312)

Cash flows from investing activities
Application design	(72,500)	(20,000)	(92,500)
Net cash used in investing activities	(72,500)	(20,000)	(92,500)

Cash flow from financing activities
Proceeds from convertible promissory note	60,000	–	60,000
Proceeds from sale of common stock	–	750	750
Proceeds from Series A preferred stock payable	40,000	20,000	60,000
Net cash provided by financing activities	100,000	20,750	120,750

Net increase in cash	938	–	938
Cash at beginning of period	–	–	–
Cash at end of period	$938	$–	$938
Supplemental disclosure of cash flow information
Cash paid during period for
Cash paid for interest	$–	$–	$–
Cash paid for income taxes	$–	$–	$–

The accompanying notes are an integral part of these financial statements.

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Apptigo, Inc.

(A Development Stage Company)

Notes to Financial Statements

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of Apptigo, Inc., a Nevada corporation (the "Company"), have been prepared in accordance with generally accepted accounting principles. In the opinion of management, financial statements reflect all adjustments that are of a normal recurring nature and which are necessary to present fairly the financial position of the Company as of December 31, 2013.

Year-End

The Company has selected December 31 as its year end.

Development Stage Company

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include negotiating distribution agreements and marketing the territory for product distribution outlets.  The Company, while seeking to implement its business plan, will look to obtain additional debt and/or equity related funding opportunities. The Company has not generated any revenues since inception.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Such estimates and assumptions have an impact on the fair value of share-based payments, estimates and the valuation allowance for deferred tax assets due to continuing and expected future operating losses.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Going Concern

The accompanying financial statements have been prepared contemplating a continuation of the Company as a going concern. However, the Company has reported a net loss of $29,395 for the year ended December 31, 2013 and had an accumulated deficit of $30,145 as of December 31, 2013.  The Company has net working capital deficit of $61,895 as of December 31, 2013.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The operating losses raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to obtain additional financing depends on the availability of its borrowing capacity, the success of its growth strategy and its future performance, each of which is subject to general economic, financial, competitive, legislative, regulatory, and other factors beyond the Company’s control.

We will need additional investments in order to continue operations to cash flow break even. Additional investments are being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms.

Fair Value of Financial Instruments

The Company adopted the FASB standard related to fair value measurement at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. The recorded values of long-term debt approximate their fair values, as interest approximates market rates. As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

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•	Level 1: Observable inputs such as quoted prices in active markets;

•	Level 2: Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

•	Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company’s financial instruments are convertible debenture. The recorded values of its notes payable approximate their fair values based on their short-term nature.

Share-based Compensation

The Company recognizes share-based compensation, including stock option grants, warrants, restricted stock grants and stock appreciation rights, at their fair value on the grant date. Share based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.  Compensation expense is generally recognized on a straight-line basis over the service period.

Dividends

The payment of dividends by the Company in the future will be at the discretion of the Board of Directors and will depend on earnings, capital requirements and financial condition, as well as other relevant factors.   The Company does not intend to pay any cash dividends in the foreseeable future but intend to retain all earnings, if any, for use in the business.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company records net deferred tax assets to the extent the Company believes these assets will more likely than not be realized. In making such determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations. A valuation allowance is established against deferred tax assets that do not meet the criteria for recognition. In the event the Company were to determine that it would be able to realize deferred income tax assets in the future in excess of their net recorded amount, the Company would make an adjustment to the valuation allowance which would reduce the provision for income taxes.

The Company follows the accounting guidance which provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized initially and in subsequent periods. Also included is guidance on measurement, recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition

Intellectual Properly

Intellectual property is stated at cost. When retired or otherwise disposed, the related carrying value and accumulated amortization are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. Minor additions and renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives being 3 years up to 15 years.

Software Development Costs

Research and development costs are expensed as incurred. Development costs of computer software to be sold, leased, or otherwise marketed are subject to capitalization beginning when a product’s technological feasibility has been established and ending when a product is available for general release to customers. In most instances, the Company’s products are released soon after technological feasibility has been established. Costs incurred for development are capitalized and depreciated over their estimated useful lives being 3 years up to 15 years.

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Recent Accounting Pronouncements

There are no recent accounting pronouncements that are expected to have a material effect on the Company’s financial statements.

Net Loss per Common Share

Basic and diluted loss per common share amounts are computed based on net loss divided by the weighted average number of common shares outstanding.

Management Estimates

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

2. APPLICATION DESIGN

The Company has contracted for the development of software to develop and distribute mobile application for smart phones.  Completion of the application is anticipated to be implemented during the second quarter 2014.  A total of $92,500 has been paid to development as of December 31, 2013.

3. EQUITY

Common Stock

The Company formed in the state of Nevada on October 31, 2012. The Company has authorized capital of 75,000 shares of common stock with a par value of $0.01.

The Company issued all outstanding shares of common stock to its two founding owners for $750.

Series A Preferred Stock Payable

The Company entered into a preferred stock purchase agreement for the amount of $60,000. The note is converted into Preferred Stock upon the Company’s filing of articles of amendment providing it with a sufficient number of authorized shares of preferred stock to effectuate the foregoing stock purchase. See Note 7, Subsequent Events.

4. CONVERTIBLE PROMISSORY NOTE

December 31, 2013
December 31, 2012	$–
Additional principal	60,000
Accrued interest	2,833
December 31, 2013	62,833

The Company issued a 12% Convertible Promissory Note in the amount of $80,000. As of December 31, 2013, the Company received $60,000 (see Note 7, Subsequent Events). The note is convertible into Preferred Stock upon the Company’s filing of articles of amendment providing it with a sufficient number of authorized shares of preferred stock to effectuate the foregoing conversion. As of December 31, 2013 the accrued interest on this note totals $2,833.

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5.  INCOME TAX

The Company had net operating loss carry forwards for income tax reporting purposes of $29,395 and $750 as of December 31, 2013 and 2012, respectively.  These carry forwards may be used to offset against future taxable income and begin to expire in the year 2029.  Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business.  Therefore, the amount available to offset future taxable income may be limited.

No tax benefit has been reported in the financial statements for the realization of loss carry forwards, as the Company believes there is high probability that the carry forwards will not be utilized in the foreseeable future.  Accordingly, the potential tax benefits of the loss carry forwards are offset by a valuation allowance of the same amount.

Significant components of the Company’s deferred tax liabilities and assets as of December 31, 2013 and 2012 are as follows:

	December 31, 2013	December 31, 2012
Deferred tax asset:
Net operating loss	$29,935	$750
Income tax rate	35%	35%
	10,477	263
Less valuation allowance	(10,477)	(263)
Deferred tax asset	$–	$–

Through December 31, 2013, a valuation allowance has been recorded to offset the deferred tax assets related to the net operating losses.

6. RELATED PARTY TRANSACTIONS

David Steinberg, President of the Company, owns Steinberg Design Group and is a major subcontractor used for the development of the Company’s application design. As of December 31, 2013 and 2012, the Company has paid Steinberg Design Group a total of $61,000 and $20,000, respectively.

For the year ended 2013, the Company paid its CEO $23,859 for services performed throughout the year.

7.  SUBSEQUENT EVENTS

On April 14, 2014, the Company filed an Amended and Restated Articles of Incorporation with the state of Nevada creating a new class of preferred shares which authorizes 1,000,000 preferred shares of stock at a par value of $0.01.

The Company filed a Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock with the state of Nevada on April 14, 2014, to provide out of the unissued shares of Preferred Stock, for a series of Preferred Stock. (Series A Convertible Preferred Stock, $0.01 par value per share). The maximum number of shares of Series A Preferred Stock shall be 200,000 shares. The Series A Preferred Shares provide the following.

•	The liquidation value, as of the date of determination is the sum (i) three times the Deemed Series A Issue Price (less receipt of any amount representing a Series A Dividend), plus (ii) all unpaid Series A Dividends and other dividends on such share of Series A Preferred Stock, in each case plus interest accrued thereon, if any.

•	Holders of Series A Preferred Shares shall be entitled to receive, a cash dividend in the aggregate amount of $435,000. One half of the Series A Dividend shall be payable upon the generation of cumulative gross revenue of $500,000 or one or more equity financings in the aggregate amount of $500,000. One-half of the Series A Dividend shall be payable upon the generation of cumulative gross revenue of an additional $500,000 or one or more equity financings in the aggregate amount of an additional $500,000. Holders of Series A shall participation in Common Stock Dividends.

•	The Series A Preferred Stock shall be convertible, at the option of the each holder or holders thereof acting as a group, at any time, at the rate of 31. 37931 per share of Series A Preferred Stock, subject to adjustment in the event of issuances at less than the stated Conversion Price.
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During the first quarter of 2014, the Company received an additional $20,000 Convertible Promissory Note.

On April 14, 2013, the Company converted the outstanding balance of the Convertible Promissory Note of $80,000 including accrued interest of $4,909 and the balance of the stock purchase of $60,000. The total amount of the Convertible Promissory Note, outstanding accrued interest and the stock purchase agreement was converted to 144,909 shares of Series A Preferred Stock for $1.00 per share.

On April 14, 2014, the Company entered into a share exchange agreement with Balius Corp. Pursuant to the agreement Balius will issue 4,900,000 common shares and 145,000 share of Series A Preferred Stock to current shareholders At the close of the transaction Apptigo will become a wholly owned subsidiary of Balius. After the closing of the transaction, Balius will change its name to Apptigo International, Inc. and assume operation of Apptigo, Inc. In connection with the closing, 10,000,000 shares of Balius common stock will be purchased, according to a repurchase agreement, for the amount of $10. The repurchase stock will be cancelled.

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